EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59290 of the Frontier Oil Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of Frontier Retirement Savings Plan for the year ended December 31, 2003.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
June 25, 2004